Exhibit 99.1

Zebra Technologies Corporation
3 Overlook Point Lincolnshire, IL 60069 USA +1 847 634 6700 www.zebra.com
Zebra Technologies Announces First-Quarter 2020 Results

First-Quarter Financial Highlights

•	Net sales of $1,052 million; year-over-year decrease of 1.3%

•	Net income of $89 million and net income per diluted share of $1.65, year-over-year decreases of 22.6% and 22.2%, respectively

•	Non-GAAP diluted EPS decreased 8.6% year-over-year to $2.67

•	Adjusted EBITDA decreased 10.7% year-over-year to $201 million

•	$200 million of share repurchase

Lincolnshire, Ill., Apr. 28, 2020 — Zebra Technologies Corporation (NASDAQ: ZBRA), an innovator at the edge of the enterprise with solutions and partners that enable businesses to gain a performance edge, today announced results for the first quarter ended March 28, 2020.

"The year started off strong for Zebra, yet late in the first quarter, COVID-19 developed into a global pandemic and we experienced global supply chain disruptions, as well as weaker-than-expected demand in China. Our teams took extraordinary steps to manufacture and supply our mission-critical products to customers around the world, however, we were unable to fulfill our complete order book in the quarter. As a result, we missed our first quarter sales and profitability outlook,” said Anders Gustafsson, Chief Executive Officer of Zebra Technologies. “We entered the second quarter with a strong order backlog. That said, we are entering a recessionary global enterprise spending environment and continue to see pronounced end-market weakness in China. Our diversified end-markets and strong financial position will enable us to endure this challenging economy while we preserve investments in advancing our Enterprise Asset Intelligence vision."

$ in millions, except per share amounts	1Q20	1Q19	Change
Select reported measures:
Net sales	$1,052	$1,066	(1.3%)
Gross profit	473	501	(5.6%)
Gross margin	45.0%	47.0%	(200) bps
Net income	89	115	(22.6%)
Net income margin	8.5%	10.8%	(230) bps
Net income per diluted share	$1.65	$2.12	(22.2%)

Select Non-GAAP measures:
Adjusted net sales	$1,052	$1,066	(1.3%)
Organic net sales growth			(0.8%)
Adjusted gross profit	475	503	(5.6%)
Adjusted gross margin	45.2%	47.2%	(200) bps
Adjusted EBITDA	201	225	(10.7%)
Adjusted EBITDA margin	19.1%	21.1%	(200) bps
Non-GAAP net income	$145	$160	(9.4%)
Non-GAAP earnings per diluted share	$2.67	$2.92	(8.6%)

Net sales were $1,052 million in the first quarter of 2020 compared to $1,066 million in the first quarter of 2019. The decline was primarily due to supply chain disruptions driven by COVID-19 and significantly reduced customer demand in China. Consolidated organic net sales growth for the first quarter decreased 0.8%. Net sales in the Enterprise Visibility & Mobility ("EVM") segment were $681 million in the first quarter of 2020 compared with $709 million in the first quarter of 2019. Asset Intelligence & Tracking ("AIT") segment net sales were $371 million in the first quarter of 2020 compared to $357 million in the prior year period. First-quarter year-over-year organic net sales decreased 2.9% in the EVM segment and increased 3.2% in the AIT segment. The supply chain disruption primarily impacted mobile computing products in the EVM segment.

First-quarter 2020 gross profit was $473 million compared to $501 million in the comparable prior year period. Gross margin decreased to 45.0% for the first quarter of 2020, compared to 47.0% in the prior year period. This decrease was primarily due to Section 301 List 4 tariffs (customs duties), expedited freight to mitigate COVID-19 supply chain disruption, and unfavorable business mix. Adjusted gross margin was 45.2% in the first quarter of 2020, compared to 47.2% in the prior year period.

Operating expenses decreased in the first quarter of 2020 to $322 million from $342 million in the prior year period primarily due to lower amortization expense, lower incentive compensation expense, and prudent cost management, partially offset by the inclusion of expenses from recently acquired businesses. Adjusted operating expenses decreased in the first quarter of 2020 to $292 million from $297 million in the prior year period.

Net income for the first quarter of 2020 was $89 million, or $1.65 per diluted share, compared to net income of $115 million, or $2.12 per diluted share, for the first quarter of 2019. Non-GAAP net income for the first quarter of 2020 decreased to $145 million, or $2.67 per diluted share, compared to $160 million, or $2.92 per diluted share, for the prior year period.

Adjusted EBITDA for the first quarter of 2020 decreased to $201 million, or 19.1% of adjusted net sales, compared to $225 million, or 21.1% of adjusted net sales, for the first quarter of 2019 primarily due to lower gross margin.

Balance Sheet and Cash Flow
As of March 28, 2020, the company had cash and cash equivalents of $24 million and total debt of $1,405 million.

Free cash flow was $95 million for the first three months of 2020. The company generated $108 million of operating cash flow and incurred capital expenditures of $13 million.

For the first three months of 2020, the company made payments of long-term debt of $36 million and received proceeds from the issuance of long-term debt of $157 million, resulting in $121 million net debt proceeds. The company made cash interest payments of $9 million in the first quarter as compared to $16 million in the prior year period. Additionally, the company made $200 million of share repurchases in the first quarter under its existing share repurchase authorization.

Outlook

Second Quarter 2020
The company expects second-quarter 2020 net sales to decrease approximately 11% to 17% from the second quarter of 2019 due to an anticipated recessionary global environment from COVID-19. This expectation includes an approximately 50 basis point additive impact from recently acquired businesses, and an approximately 1 percentage point negative impact from foreign currency translation.

Adjusted EBITDA margin for the second quarter of 2020 is expected to be approximately 18% to 19%, which includes approximately $5 million net incremental cost of sales attributable to tariffs, and approximately $9 million of expenses (primarily expedited freight) to mitigate COVID-19 disruption. Non-GAAP earnings per diluted share are expected to be in the range of $2.10 to $2.50. This assumes an adjusted effective tax rate of approximately 16%.

Full-Year 2020

Given the extremely low visibility of COVID-19 impacts beyond the second quarter, the company is withdrawing its prior full-year 2020 financial outlook. The company expects net sales, adjusted EBITDA margin, and free cash flow to be lower than last year, which we are addressing through cost actions to enhance profitability and cash flow.

As previously stated, the company is diversifying the sourcing of most of its U.S. volumes out of China. Through the first nine months of 2020, these actions are expected to result in approximately $20 million of one-time pre-tax charges plus approximately $10 million of capital expenditures. This project is expected to be substantially complete by mid-2020 despite disruption from COVID-19 in southeast Asia.

The company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of the most directly comparable forward-looking GAAP financial measure as discussed under the "Forward-Looking Statements" caption below. This would include items that have not yet occurred, are out of the company’s control and/or cannot be reasonably predicted, and that would impact diluted net earnings per share. For the same reasons, the company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Conference Call Notification
Investors are invited to listen to a live webcast of Zebra’s conference call regarding the company’s financial results for the first quarter of 2020. The conference call will be held today, Tuesday, Apr. 28, at 7:30 a.m. Central Time (8:30 a.m. Eastern Time). To view the webcast, visit the investor relations section of the company’s website at investors.zebra.com.

About Zebra
Zebra (NASDAQ: ZBRA) empowers the front line of business in retail/ecommerce, manufacturing, transportation and logistics, healthcare, public sector and other industries to achieve a performance edge. With more than 10,000 partners across 100 countries, we deliver industry-tailored, end-to-end solutions that intelligently connect people, assets and data to help our customers make business-critical decisions. Our market-leading solutions elevate the shopping experience, track and manage inventory as well as improve supply chain efficiency and patient care.  In 2019, Zebra ranked #166 on Forbes’ list of the World’s Best Employers, and the company joined the S&P 500 Index. For more information, visit www.zebra.com or sign up for our news alerts. Follow us on our Your Edge blog along with LinkedIn, Twitter and Facebook.

Forward-Looking Statements
This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the company’s outlook. Actual results may differ from those expressed or implied in the company’s forward-looking statements. These statements represent estimates only as of the date they were made. Zebra undertakes no obligation, other than as may be required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this release.

These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include customer acceptance of Zebra’s hardware and software products and competitors’ product offerings, and the potential effects of technological changes. The continued uncertainty over future global economic conditions, the availability of credit and capital markets volatility may have adverse effects on Zebra, its suppliers and its customers. In addition, a disruption in our ability to obtain products from vendors as a result of supply chain constraints, natural disasters, public health issues (including pandemics), or other circumstances could restrict sales and negatively affect customer relationships. Profits and profitability will be affected by Zebra’s ability to control manufacturing and operating costs. Because of its debt, interest rates and financial market conditions will also have an impact on results. Foreign exchange rates will have an effect on financial results because of the large percentage of our international sales. The outcome of litigation in which Zebra may be involved is another factor. The success of integrating acquisitions could also affect profitability, reported results and the company’s competitive position in its industry. These and other factors could have an adverse effect on Zebra’s sales, gross profit margins and results of operations and increase the volatility of our financial results. When used in this release and documents referenced, the words “anticipate,” “believe,” “outlook,” and “expect” and similar expressions, as they relate to the company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Descriptions of the risks, uncertainties and other factors that could affect the company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission, including the company’s most recent Form 10-K and Form 10-Q.

Use of Non-GAAP Financial Information
This press release contains certain Non-GAAP financial measures, consisting of “adjusted net sales,” “adjusted gross profit,” “EBITDA,” “Adjusted EBITDA,” “Non-GAAP net income,” “Non-GAAP earnings per share,” “free cash flow,” “organic net sales growth,” and “adjusted operating expenses.” Management presents these measures to focus on the on-going operations and believes it is useful to investors because they enable them to perform meaningful comparisons of past and present operating results. The company believes it is useful to present non-GAAP financial measures, which exclude certain significant items, as a means to understand the performance of its ongoing operations and how management views the business. Please see the “Reconciliation of GAAP to Non-GAAP Financial Measures” tables and accompanying disclosures at the end of this press release for more detailed information regarding non-GAAP financial measures herein, including the items reflected in adjusted net earnings calculations. These measures, however, should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

The company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis (including the information under “Outlook” above) where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred, are out of the company’s control and/or cannot be reasonably predicted, and that would impact diluted net earnings per share, the most directly comparable forward-looking GAAP financial measure. For the same reasons, the company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

As a global company, Zebra's operating results reported in U.S. dollars are affected by foreign currency exchange rate fluctuations because the underlying foreign currencies in which the company transacts change in value over time compared to the U.S. dollar; accordingly, the company presents certain organic growth financial information, which includes impacts of foreign currency translation, to provide a framework to assess how the company’s businesses performed excluding the impact of foreign currency exchange rate fluctuations. Foreign currency impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. dollar. This impact is calculated by translating current period results at the currency exchange rates used in the comparable period in the prior year, rather than the exchange rates in effect during the current period. In addition, the company excludes the impact of its foreign currency hedging program in the prior year periods. The company believes these measures should be considered a supplement to and not in lieu of the company’s performance measures calculated in accordance with GAAP.

Contacts

Investors    Media
Michael Steele, CFA, IRC    Therese Van Ryne
Vice President, Investor Relations    Director, Global Public Relations
Phone: + 1 847 793 6707     Phone: + 1 847 370 2317
msteele@zebra.com     therese.vanryne@zebra.com

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)

	March 28, 2020	December 31, 2019
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$24	$30
Accounts receivable, net of allowances for doubtful accounts of $2 million as of March 28, 2020 and December 31, 2019	500	613
Inventories, net	443	474
Income tax receivable	36	32
Prepaid expenses and other current assets	48	46
Total Current assets	1,051	1,195
Property, plant and equipment, net	257	259
Right-of-use lease assets	102	107
Goodwill	2,618	2,622
Other intangibles, net	258	275
Deferred income taxes	129	127
Other long-term assets	125	126
Total Assets	$4,540	$4,711
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$230	$197
Accounts payable	447	552
Accrued liabilities	280	379
Deferred revenue	252	238
Income taxes payable	28	38
Total Current liabilities	1,237	1,404
Long-term debt	1,167	1,080
Long-term lease liabilities	95	100
Long-term deferred revenue	226	221
Other long-term liabilities	88	67
Total Liabilities	2,813	2,872
Stockholders’ Equity:
Preferred stock, $.01 par value; authorized 10,000,000 shares; none issued	—	—
Class A common stock, $.01 par value; authorized 150,000,000 shares; issued 72,151,857 shares	1	1
Additional paid-in capital	346	339
Treasury stock at cost, 19,086,234 and 18,148,925 shares as of March 28, 2020 and December 31, 2019, respectively	(890)	(689)
Retained earnings	2,321	2,232
Accumulated other comprehensive loss	(51)	(44)
Total Stockholders’ Equity	1,727	1,839
Total Liabilities and Stockholders’ Equity	$4,540	$4,711

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share data)
(Unaudited)

	Three Months Ended
	March 28, 2020	March 30, 2019
Net sales:
Tangible products	$901	$924
Services and software	151	142
Total Net sales	1,052	1,066
Cost of sales:
Tangible products	486	471
Services and software	93	94
Total Cost of sales	579	565
Gross profit	473	501
Operating expenses:
Selling and marketing	122	122
Research and development	105	111
General and administrative	74	76
Amortization of intangible assets	16	28
Acquisition and integration costs	1	4
Exit and restructuring costs	4	1
Total Operating expenses	322	342
Operating income	151	159
Other expenses:
Foreign exchange loss	(3)	(3)
Interest expense, net	(45)	(24)
Other, net	—	(1)
Total Other expenses, net	(48)	(28)
Income before income tax	103	131
Income tax expense	14	16
Net income	$89	$115
Basic earnings per share	$1.66	$2.14
Diluted earnings per share	$1.65	$2.12

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended
	March 28, 2020	March 30, 2019
Cash flows from operating activities:
Net income	$89	$115
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	34	47
Amortization of debt issuance costs and discounts	1	1
Share-based compensation	7	10
Deferred income taxes	(2)	(10)
Unrealized loss on forward interest rate swaps	34	8
Other, net	(1)	1
Changes in operating assets and liabilities:
Accounts receivable, net	108	28
Inventories, net	33	23
Other assets	(4)	(10)
Accounts payable	(109)	(97)
Accrued liabilities	(87)	(94)
Deferred revenue	19	18
Income taxes	(16)	2
Other operating activities	2	—
Net cash provided by operating activities	108	42
Cash flows from investing activities:
Purchases of property, plant and equipment	(13)	(15)
Acquisition of businesses, net of cash acquired	—	(179)
Proceeds from sale of long-term investments	—	10
Purchases of long-term investments	(2)	—
Net cash used in investing activities	(15)	(184)
Cash flows from financing activities:
Payments of long-term debt	(36)	(37)
Proceeds from issuance of long-term debt	157	183
Payments for repurchases of common stock	(200)	—
Net payments related to share-based compensation plans	(1)	3
Change in unremitted cash collections from servicing factored receivables	(22)	12
Other financing activities	4	—
Net cash (used in) provided by financing activities	(98)	161
Effect of exchange rate changes on cash	(1)	(2)
Net (decrease) increase in cash and cash equivalents	(6)	17
Cash and cash equivalents at beginning of period	30	44
Cash and cash equivalents at end of period	$24	$61
Supplemental disclosures of cash flow information:
Income taxes paid	$30	$22
Interest paid	$9	$16

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF ORGANIC NET SALES GROWTH
(Unaudited)

	Three Months Ended
	March 28, 2020
	AIT	EVM	Consolidated
Reported GAAP Consolidated Net sales growth	3.9%	(3.9)%	(1.3)%
Adjustments:
Impact of foreign currency translation(1)	1.2%	1.5%	1.4%
Impact of acquisitions (2)	(1.9)%	(0.5)%	(0.9)%
Organic Net sales growth	3.2%	(2.9)%	(0.8)%

(1)
Operating results reported in U.S. Dollars are affected by foreign currency exchange rate fluctuations. Foreign currency translation impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. Dollar. This impact is calculated by translating the current period results at the currency exchange rates used in the comparable prior year period, inclusive of the Company’s foreign currency hedging program.

(2)
For purposes of computing Organic Net sales, amounts directly attributable to the Temptime acquisition (included in our consolidated results beginning February 21, 2019), Profitect acquisition (included in our consolidated results beginning May 31, 2019), and Cortexica acquisition (included in our consolidated results beginning November 5, 2019) are excluded for twelve months following the respective acquisition dates.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP GROSS MARGIN
(In millions)
(Unaudited)

	Three Months Ended
	March 28, 2020			March 30, 2019
	AIT	EVM	Consolidated	AIT	EVM	Consolidated
GAAP
Reported Net sales	$371	$681	$1,052	$357	$709	$1,066
Reported Gross profit (1)	181	293	473	184	318	501
Gross Margin	48.8%	43.0%	45.0%	51.5%	44.9%	47.0%

Non-GAAP
Adjusted Net sales	$371	$681	$1,052	$357	$709	$1,066
Adjusted Gross profit (2)	181	294	475	184	319	503
Adjusted Gross Margin	48.8%	43.2%	45.2%	51.5%	45.0%	47.2%

(1)	Consolidated results include corporate eliminations related to business acquisitions that are not reported in segment results.

(2)	Adjusted Gross profit excludes purchase accounting adjustments and share-based compensation expense.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
(In millions, except share data)
(Unaudited)

	Three Months Ended
	March 28, 2020	March 30, 2019
Net income	$89	$115
Adjustments to Cost of sales(1)
Purchase accounting adjustments	—	1
Share-based compensation	1	1
Product sourcing diversification initiative	1	—
Total adjustments to Cost of sales	2	2
Adjustments to Operating expenses(1)
Amortization of intangible assets	16	28
Acquisition and integration costs	1	4
Share-based compensation	5	12
Exit and restructuring costs	4	1
Product sourcing diversification initiative	4	—
Total adjustments to Operating expenses	30	45
Adjustments to Other expenses, net(1)
Amortization of debt issuance costs and discounts	1	1
Investment gain	—	1
Foreign exchange loss	3	3
Forward interest rate swaps loss	35	8
Total adjustments to Other expenses, net	39	13
Income tax effect of adjustments(2)
Reported income tax expense	14	16
Adjusted income tax	(29)	(31)
Total adjustments to income tax	(15)	(15)
Total adjustments	56	45
Non-GAAP Net income	$145	$160

GAAP earnings per share
Basic	$1.66	$2.14
Diluted	$1.65	$2.12
Non-GAAP earnings per share
Basic	$2.70	$2.96
Diluted	$2.67	$2.92

Basic weighted average shares outstanding	53,760,873	53,905,426
Diluted weighted average and equivalent shares outstanding	54,318,044	54,554,868

(1)	Presented on a pre-tax basis.

(2)
Represents adjustments to the GAAP income tax expense commensurate with pre-tax non-GAAP adjustments (including the resulting impacts to U.S. BEAT/GILTI provisions) and to exclude the impacts of certain discrete income tax items.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATION TO EBITDA
(In millions)
(Unaudited)

	Three Months Ended
	March 28, 2020	March 30, 2019
Net income	$89	$115
Add back:
Depreciation	18	19
Amortization of intangible assets	16	28
Total Other expenses, net	48	28
Income tax expense	14	16
EBITDA (Non-GAAP)	185	206

Adjustments to Cost of sales
Purchase accounting adjustments	—	1
Share-based compensation	1	1
Product sourcing diversification initiative	1	—
Total adjustments to Cost of sales	2	2
Adjustments to Operating expenses
Acquisition and integration costs	1	4
Share-based compensation	5	12
Exit and restructuring costs	4	1
Product sourcing diversification initiative	4	—
Total adjustments to Operating expenses	14	17
Total adjustments to EBITDA	16	19
Adjusted EBITDA (Non-GAAP)	$201	$225

Adjusted EBITDA % of Adjusted Net Sales	19.1%	21.1%

FREE CASH FLOW

	Nine Months Ended
	March 28, 2020	March 30, 2019
Net cash provided by operating activities	$108	$42
Less: Purchases of property, plant and equipment	(13)	(15)
Free cash flow (Non-GAAP)(1)	$95	$27

(1)
Free cash flow is defined as Net cash provided by operating activities in a period minus purchases of property, plant and equipment (capital expenditures) made in that period. This measure does not represent residual cash flows available for discretionary expenditures as the measure does not deduct the payments required for debt service and other contractual obligations or payments for future business acquisitions. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statements of cash flows.